EXHIBIT 99.1





                                                                 PRESS RELEASE


CONTACT:       Martin M. Shea                            For Immediate Release
               Triarc Companies, Inc.
               212/230-3030


          TRIARC BOARD APPROVES INITIAL PUBLIC OFFERING/SPINOFF OF
                     BEVERAGE AND RESTAURANT BUSINESSES;
                         TRIARC BEVERAGE GROUP FORMED



NEW YORK, New York, October 29, 1996 -- Triarc Companies, Inc. (NYSE:TRY) announced today that its Board of Directors has approved a plan to offer up to approximately 20% of the shares of its beverage and restaurant businesses to the public through an initial public offering and to spinoff the remainder of the shares of such businesses to Triarc s stockholders. Consummation of the initial public offering and spinoff will be subject to, among other things, receipt of a favorable ruling from the Internal Revenue Service that the spinoff will be tax-free to the Company and its stockholders. The request for the ruling from the IRS will contain several complex issues and there can be no assurance that the Company will receive the ruling or that the Company will consummate the initial public offering or the spinoff. The initial public offering and spinoff are not expected to occur prior to the end of the second quarter of 1997.

Triarc Beverage Group

Triarc further announced the establishment of the Triarc Beverage Group, which will oversee the operations of Triarc's two beverage subsidiaries, Royal Crown Company, Inc. and Mistic Brands, Inc.

Michael F. Weinstein, chief executive officer of Mistic, will become the chief executive officer of the Triarc Beverage Group and will have direct operating responsibility for both companies. John Carson, president of Royal Crown, will become chairman of the Triarc Beverage Group and will oversee international operations, private label sales, domestic strategic franchising and industry affairs.

Triarc Beverage Group will be headquartered in White Plains, New York. Royal Crown and Mistic will continue to operate independent sales and marketing organizations to serve their different distribution systems and marketplace needs. The finance, administrative and operations functions will be consolidated to maximize efficiencies.

Two Separate Companies

After the spinoff, Triarc stockholders will own shares in two separate, publicly traded companies: Triarc Companies, Inc. and a consumer products company consisting of the beverage and restaurant businesses. Triarc Companies, Inc. will then be comprised of National Propane Corporation, in its capacity as the managing general partner with an approximately 44% interest in National Propane Partners, L.P. (NYSE: NPL) and C.H. Patrick (dyes and specialty chemicals). Triarc will also have approximately $200 million in cash that will be available for future acquisitions and investments. The new consumer products company will be comprised of the Triarc Restaurant Group (Arby s, Inc. p.t. Noodle s, T.J. Cinnamons and ZuZu brands), and the Triarc Beverage Group (Royal Crown Company, Inc. and Mistic Brands, Inc.).

In making the announcement of the planned initial public offering and spinoff, Nelson Peltz, chairman and chief executive officer of Triarc stated, We would like to expand our restaurant and beverage businesses by developing our existing brands and acquiring and developing additional product lines. We believe that the ability to raise the capital needed to fund this expansion will be significantly enhanced by having our beverage and restaurant businesses separate from Triarc. In addition, it will also be possible for the beverage and restaurant company to allow its key constituencies to directly participate in its growth of these businesses through equity ownership in them.

Peter W. May, Triarc s president and chief operating officer, stated, Our investments in other brands for the Triarc Restaurant Group have produced positive results and the need to provide additional capital is consistent with our strategic growth plans for the system. This offering will provide us with some of the growth capital we will need to fulfill our vision.

Commenting on the establishment of the Triarc Beverage Group, Mr. Peltz said, Since we acquired Mistic in August of 1995, we have learned a great deal about this business. Mike Weinstein has done an excellent job of packaging redesign, product introduction and marketing innovation, which has allowed Mistic Brands to show growth despite volume declines in this beverage category as a whole. He is now ready to accept the challenge of applying those same skills across our entire beverage business.

Concerning the Triarc Beverage Group, Mr. May said, John Carson has done a tremendous job of stabilizing the North American branded business of Royal Crown and establishing a strong foothold in the international market, where Royal Crown has shown 20%-25% growth over the past year.

Mike Weinstein, chief executive officer of Triarc Beverage Group stated,
 As we broadened the market reach of Mistic Brands over the past year, it became clear that a combination with our sister company, Royal Crown, made sense and affords us opportunities to increase the profitability of both businesses. Through this combination, we believe we will be able to achieve savings, but more importantly, be able to design and execute marketing plans that afford us the opportunity to grow both of these businesses in a very competitive environment. We are in an arena where bigger is better and an achievement of our goals will be made easier through a combination of talents from both Royal Crown and Mistic.

 The international market offers Triarc Beverage Group great opportunities for growth. Our Royal Crown global team has created a momentum of enviable growth that we look to continue with increased focus and resource, said John Carson, chairman of Triarc Beverage Group.

Triarc Companies, Inc. is comprised of four businesses: restaurants (Arby s), beverages (Royal Crown Company and Mistic Brands), dyes and specialty chemicals (C.H. Patrick) and liquefied petroleum gas (National Propane).

                               Notes to follow

                                     ###
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Notes to Release

A registration statement has not been filed with the Securities and Exchange Commission with respect to the proposed offering of common stock of Triarc's restaurant and beverage businesses. The offering of common stock will be made only by means of prospectus. The common stock may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there by any sale of the common stock in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The statements in this press release that are not historical facts constitute "forward-looking statements" that are based on current expectations but involve risks, uncertainties and other factors which may cause actual results to be materially different from those set forth in the forward-looking statements. Such factors include, but are not limited to the following: general economic, business and market conditions; competition; success of operating initiatives; development and operating costs; advertising and promotional efforts; brand awareness; the existence or absence of adverse publicity; acceptance of new product offerings; availability, locations and terms of sites for restaurant development; changes in business strategy or development plans; quality of management; availability; terms and deployment of capital; business abilities and judgement of personnel; availability of qualified personnel; Triarc not receiving from the IRS a favorable ruling that the spinoff will be tax-free to the Company and its stockholders or the failure to satisfy other customary conditions to closing for transactions of the type referred to herein; labor and employee benefit costs; availability and cost of raw materials and supplies; changes in, or failure to comply with, government regulations; regional weather conditions; fashion, apparel and other textile industry trends; construction schedules; the costs and other effects of legal and administrative proceedings; and other risks and uncertainties detailed in Triarc's Form 10-K, RC/Arby's Corporation's Form 10-K, National Propane Partners, L.P.'s registration statement on Form S-1 and Triarc's, RC/Arby's and National Propane Partners' other current and periodic filings with the Securities and Exchange Commission.
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